Exhibit 99.1

Contacts:
Brian W. Poff	Dru Anderson
Executive Vice President, Chief Financial Officer	Corporate Communications, Inc.
Addus HomeCare Corporation	(615) 324-7346
(469) 535-8200	dru.anderson@cci-ir.com
investorrelations@addus.com

ADDUS HOMECARE ANNOUNCES THIRD-QUARTER 2019 FINANCIAL RESULTS

Revenues Grow 23.3% to $169.8 Million

Net Income Increases 34.0% to $4.9 Million,

$0.34 per Diluted Share and Adjusted Diluted Earnings per Share of $0.62

Adjusted EBITDA Increases 27.8% to $14.9 Million

Same -Store Sales for Personal Care Services Increase 7.7%

Frisco, Texas (November 4, 2019) – Addus HomeCare Corporation (NASDAQ: ADUS), a provider of home care services, today announced its financial results for the third quarter and nine months ended September 30, 2019.

Net service revenues increased 23.3% for the third quarter to $169.8 million from $137.7 million for the third quarter of 2018. Net income increased 34.0% to $4.9 million for the third quarter of 2019 from $3.6 million for the third quarter last year, while net income per diluted share was $0.34 compared with $0.28 for the same period a year ago. Adjusted net income per diluted share grew 29.2% to $0.62 for the third quarter of 2019 from $0.48 for the third quarter of 2018. Adjusted net income per diluted share for the third quarter of 2019 excludes interest income from the State of Illinois of $0.02, M&A expenses of $0.10, severance and other non-recurring charges of $0.08, and stock-based compensation expense of $0.08. For the third quarter of 2018, adjusted net income per diluted share excludes M&A expenses of $0.11, other non-recurring charges of $0.02, and stock-based compensation expense of $0.07. Adjusted EBITDA increased 27.8% to $14.9 million for the third quarter of 2019 from $11.6 million for the third quarter of 2018. (See page 8 for a reconciliation of all non-GAAP and GAAP financial measures in this news release.)

During the third quarter of 2019, the Company reached a final settlement related to a 2016 qui tam claim filed in the Northern District of Illinois related to the Company’s former Illinois home health business, substantially all of which was sold in 2013. As a result of the settlement of this outstanding litigation, the results for the third quarter of 2019 include a charge of $574,000, or $0.04 per diluted share, net of tax, for discontinued operations related to the loss from home health business.

For the first nine months of 2019, net service revenues increased 21.2% to $458.7 million from $378.4 million for the first nine months of 2018. Net income increased 18.8% to $15.2 million for the first nine months of 2019 from $12.8 million for the first nine months of last year, while net income per diluted share increased to $1.12 from $1.06. Adjusted net income per diluted share grew 20.6% to $1.70 for the first nine months of 2019 from $1.41 for the same period in 2018.

Commenting on the results, Dirk Allison, President and Chief Executive Officer, said, “We are pleased with our continued profitable growth as reflected in our solid third quarter financial and operating performance. Our third quarter revenue includes strong organic growth, with same-store sales for our personal care services increasing 7.7%, ahead of our target range of 3% to 5%. In addition to overall favorable demand trends during the quarter, additional key drivers for this increase were the expected higher contributions from our New York market due to the state-led narrowing of the provider network and increased reimbursement rates from managed care plans in our Illinois market that commenced July 1, 2019.

-MORE-

ADUS Announces Third-Quarter 2019 Financial Results

November 4, 2019

“Since the third quarter of 2018 represented our first full quarter of operations for hospice care following the acquisition of Ambercare, we are now reporting comparable same-store sales for hospice and home health services, which showed a 32.3% increase over the third quarter last year. We are excited about the opportunities for continued growth in these important care segments, which enhance our strong value proposition and our ability to meet the increasing demand for comprehensive home care services.”

Mr. Allison added, “In addition to strong organic growth, we have continued to pursue a consistent and targeted acquisition strategy in 2019 with favorable results. On October 1, 2019, we completed our fourth acquisition of the year with the purchase of Hospice Partners of America, LLC, (Hospice Partners) an established provider of hospice services in multiple states. With annualized revenue from Hospice Partners of approximately $55.0 million, the completion of this transaction brings our total acquired annualized revenue in 2019 to approximately $130.0 million. Importantly, the addition of experienced hospice leaders to our current team enhances our ability to develop additional opportunities to expand our market reach for hospice services. We continue to work on the integration of our combined operations and are pleased with our progress to date.”

At the end of the third quarter of 2019 and prior to the closing of the Hospice Partners acquisition, the Company had cash of $239.6 million and bank debt of $60.2 million, with availability under its revolving credit facility of $134.1 million. Net cash provided by operating activities was $12.2 million for the third quarter of 2019.

“Looking ahead, we remain confident in the ongoing strength of our acquisition pipeline. With the completion of our underwritten stock offering on September 9, 2019, and our solid cash position and minimal debt, we have the financial capability to continue to execute this strategy. Combined with consistent organic growth, we believe Addus is well-positioned for continued success as a leading provider of comprehensive home care services. We look forward to the opportunities ahead to continue to provide quality care to our patients while delivering value to our shareholders,” Mr. Allison concluded.

Non-GAAP Financial Measures

The information provided in this release includes adjusted net income per diluted share, adjusted EBITDA and adjusted net service revenues, which are non-GAAP financial measures. The Company defines adjusted net income per diluted share as net income per diluted share, adjusted for M&A expenses, stock-based compensation expense, severance and other non-recurring costs, write off of debt issuance costs, interest income from the State of Illinois and gain on sale of ADS. The Company defines adjusted EBITDA as net income before interest expense, interest income, other non-operating income, taxes, depreciation, amortization, M&A expenses, stock-based compensation expense, severance and other non-recurring costs, interest income from the State of Illinois and gain on sale of ADS. The Company defines adjusted net service revenues as net service revenues adjusted for the closure of certain sites. The Company has provided, in the financial statement tables included in this press release, a reconciliation of adjusted net income per diluted share to net income per diluted share, a reconciliation of adjusted EBITDA to net income and a reconciliation of adjusted net service revenues to net service revenues, in each case, the most directly comparable GAAP measure. Management believes that adjusted net income per diluted share, adjusted EBITDA and adjusted net service revenues are useful to investors, management and others in evaluating the Company’s operating performance, to provide investors with insight and consistency in the Company’s financial reporting and to present a basis for comparison of the Company’s business operations among periods, and to facilitate comparison with the results of the Company’s peers.

-MORE-

ADUS Announces Third-Quarter 2019 Financial Results

November 4, 2019

Conference Call

Addus will host a conference call on Tuesday, November 5, 2019, beginning at 9:00 a.m. Eastern time. The toll-free dial-in number is (877) 930-8289 (international dial-in number is (253) 336-8714), pass code 4084731. A telephonic replay of the conference call will be available through midnight on November 19, 2019, by dialing (855) 859-2056 (international dial-in number is (404) 537-3406) and entering pass code 4084731.

A live broadcast of Addus HomeCare’s conference call will be available under the Investor Relations section of the Company’s website: www.addus.com. An online replay of the conference call will also be available on the Company’s website for one month, beginning approximately three hours following the conclusion of the live broadcast.

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “continue,” “expect,” “will,” and similar expressions. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including discretionary determinations by government officials, the consummation and integration of acquisitions, anticipated transition to managed care providers, our ability to successfully execute our growth strategy, unexpected increases in SG&A and other expenses, expected benefits and unexpected costs of acquisitions and dispositions, management plans related to dispositions, the possibility that expected benefits may not materialize as expected, the failure of the business to perform as expected, changes in reimbursement, changes in government regulations, changes in Addus HomeCare’s relationships with referral sources, increased competition for Addus HomeCare’s services, changes in the interpretation of government regulations, the uncertainty regarding the outcome of discussions with managed care organizations, changes in tax rates, the impact of adverse weather, higher than anticipated costs, lower than anticipated cost savings, any failure of Illinois to enact a minimum wage offset and/or the timing of any such enactment, estimation inaccuracies in future revenues, margins, earnings and growth, whether any anticipated receipt of payments will materialize and other risks set forth in the Risk Factors section in Addus HomeCare’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2018, its Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 7, 2018, and its Prospectus Supplement filed with the Securities and Exchange Commission on August 16, 2018, which are all available at www.sec.gov. Addus HomeCare undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition, these forward-looking statements necessarily depend upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties and other factors. Accordingly, any forward-looking statements included in this press release do not purport to be predictions of future events or circumstances and may not be realized. (Unaudited tables and notes follow).

About Addus

Addus is a provider of home care services that include, primarily, personal care services that assist with activities of daily living, as well as hospice and home health services. Addus’ consumers are primarily persons who, without these services, are at risk of hospitalization or institutionalization, such as the elderly, chronically ill and disabled. Addus’ payor clients include federal, state and local governmental agencies, managed care organizations, commercial insurers and private individuals. Addus currently provides home care services to approximately 42,000 consumers through 186 locations across 26 states. For more information, please visit www.addus.com.

-MORE-

ADUS Announces Third-Quarter 2019 Financial Results

November 4, 2019

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(amounts and shares in thousands, except per share data)

(Unaudited)

Income Statement Information:	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
Net service revenues	$169,803	$137,716	$458,749	$378,449
Cost of service revenues	123,817	100,926	334,719	277,985

Gross profit	45,986	36,790	124,030	100,464
	27.1%	26.7%	27.0%	26.5%
General and administrative expenses	35,950	28,267	95,429	76,298
Depreciation and amortization	2,756	2,535	7,365	6,676

Total operating expenses	38,706	30,802	102,794	82,974

Operating income from continuing operations	7,280	5,988	21,236	17,490
Total interest expense, net	80	1,430	1,068	1,368

Income from continuing operations before income taxes	7,200	4,558	20,168	16,122
Income tax expense from continuing operations	1,759	927	4,347	3,287

Net income from continuing operations	5,441	3,631	15,821	12,835
Discontinued operations:
Loss from Home Health Business, net of tax	(574)	—	(574)	—

Loss from discontinued operations	(574)	—	(574)	—

Net income	$4,867	$3,631	$15,247	$12,835

Net income (loss) per diluted share:
Continuing operations	$0.38	$0.28	$1.16	$1.06

Discontinued operations	$(0.04)	$—	$(0.04)	$—

Weighted average number of common shares outstanding—diluted	14,203	12,569	13,687	12,037

Cash Flow Information:	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
Net cash provided by operating activities	$12,162	$4,515	$8,084	$24,679
Net cash used in investing activities	(24,497)	(2,260)	(56,301)	(65,731)
Net cash provided by financing activities	197,152	76,005	217,420	134,775

Net change in cash	184,817	78,260	169,203	93,723
Cash at the beginning of the period	54,792	69,217	70,406	53,754

Cash at the end of the period	$239,609	$147,477	$239,609	$147,477

-MORE-

ADUS Announces Third-Quarter 2019 Financial Results

November 4, 2019

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Amounts in thousands)

(Unaudited)

	September 30,
	2019	2018
Assets
Current assets
Cash	$239,609	$147,477
Accounts receivable, net	138,045	111,368
Prepaid expenses and other current assets	8,822	6,935

Total current assets	386,476	265,780

Property and equipment, net	11,527	9,453

Other assets
Goodwill	162,016	134,063
Intangible assets, net	41,119	26,197
Operating lease assets	17,972	—

Total other assets	221,107	160,260

Total assets	$619,110	$435,493

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$14,741	$9,847
Accrued expenses	19,133	10,596
Accrued payroll	27,043	27,236
Accrued workers compensation	14,399	14,846
Current portion of long-term debt, net of debt issuance costs	970	2,318
Current portion of contingent earn-out obligation	—	847

Total current liabilities	76,286	65,690
Long-term debt, less current portion, net of debt issuance costs	59,248	98,891
Long-term lease liability, less current portion	12,559	—
Deferred tax liabilities, net	866	1,098
Other long-term liabilities	163	641

Total long-term liabilities	72,836	100,630

Total liabilities	149,122	166,320

Total stockholders’ equity	469,988	269,173

Total liabilities and stockholders’ equity	$619,110	$435,493

-MORE-

ADUS Announces Third-Quarter 2019 Financial Results

November 4, 2019

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Net Service Revenues by Segment

(Amounts in thousands)

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
Personal care	$154,563	$128,179	$421,458	$362,740
Hospice	10,874	7,116	27,228	11,765
Home health	4,366	2,421	10,063	3,944

Total revenue	$169,803	$137,716	$458,749	$378,449

-MORE-

ADUS Announces Third-Quarter 2019 Financial Results

November 4, 2019

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Key Statistical and Financial Data

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
Personal Care
States served at period end			24	24
Locations at period end			153	148
Average billable census—same store	37,920	37,670	37,863	37,704
Average billable census—acquisitions (1)	1,422	—	1,416	—
Average billable census total	39,342	37,670	39,279	37,704
Billable hours (in thousands)	7,785	7,007	21,918	19,865
Average billable hours per census per month	65.5	61.5	61.5	58.2
Billable hours per business day	117,956	107,793	112,400	101,351
Revenues per billable hour	$19.87	$18.31	$19.23	$18.27
Same store growth
Revenue	7.7%	3.7%	6.6%	4.0%
Hospice
Locations at period end			14	13
Admissions	563	393	1,548	643
Average daily census	791	520	659	528
Average discharge length of stay	120.6	145.4	121.9	146.1
Patient days	72,261	47,679	178,792	80,279
Revenue per patient day	$150.48	$149.25	$152.29	$146.55
Same store growth
Revenue	26.5%	—	—	—
Average daily census	24.2%	—	—	—
Home Health
Locations at period end			12	10
New admissions	910	653	2,325	1,041
Recertifications	764	616	1,949	985
Total volume	1,674	1,269	4,274	2,026
Visits	31,477	21,774	75,188	34,631
Same store growth
Revenue	49.1%	—	—	—
New admissions	9.6%	—	—	—
Percentage of Revenues by Payor:
Personal Care
State, local and other governmental programs	49.0%	57.5%	52.8%	58.7%
Managed care organizations	44.5	35.3	40.6	35.0
Private duty	3.7	4.3	3.8	4.1
Commercial	1.7	1.5	1.6	1.2
Other	1.1	1.4	1.2	1.0
Hospice
Medicare	92.3%	93.8%	92.7%	93.8%
Managed care organizations	5.4	6.0	5.2	6.1
Other	2.3	0.2	2.1	0.1
Home Health
Medicare	76.4%	90.2%	79.0%	91.0%
Managed care organizations	22.0	9.1	18.6	8.3
Other	1.6	0.7	2.4	0.7
(1)

The average billable census in acquisitions of 4,936 and 4,983 for the three and nine months ended September 30, 2018, respectively, was reclassified to average billable census—same stores for comparability purposes. The average billable census for the three and nine months ended September 30, 2019 was prorated for the date of the acquisition.

-MORE-

ADUS Announces Third-Quarter 2019 Financial Results

November 4, 2019

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(Amounts in thousands, except per share data)

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
Reconciliation of Adjusted EBITDA to Net Income: (1)
Net income	$4,867	$3,631	$15,247	$12,835
Loss from discontinued operations, net of tax	574	—	574	—

Net income from continuing operations	5,441	3,631	15,821	12,835
Interest expense, net	541	1,430	1,529	3,621
Interest income from Illinois	(461)	—	(461)	(2,253)
Secondary offering costs	127	65	127	65
Income tax expense	1,759	927	4,347	3,287
Depreciation and amortization	2,756	2,535	7,365	6,676
M&A expenses	1,946	1,666	3,183	3,198
Stock-based compensation expense	1,471	1,105	4,186	2,961
Severance and other non-recurring costs	1,289	277	2,363	1,350

Adjusted EBITDA	$14,869	$11,636	$38,460	$31,740

Reconciliation of Adjusted Net Income to Net Income: (2)
Net income	$4,867	$3,631	$15,247	$12,835
Loss from discontinued operations, net of tax	574	—	574	—
Interest income from Illinois, net of tax	(348)	—	(348)	(1,790)
M&A expenses, net of tax	1,470	1,350	2,492	2,566
Stock-based compensation expense, net of tax	1,112	895	3,279	2,368
Severance and other non-recurring costs, net of tax	1,070	224	1,949	1,079

Adjusted net income	$8,745	$6,100	$23,193	$17,058

Reconciliation of Net Income per Diluted Share to Adjusted Net Income per Diluted Share: (3)
Net income per diluted share	$0.38	$0.28	$1.16	$1.06
Interest income from Illinois per diluted share	(0.02)	—	(0.02)	(0.15)
M&A expenses per diluted share	0.10	0.11	0.18	0.21
Severance and other non-recurring cost per diluted share	0.08	0.02	0.14	0.09
Stock-based compensation expense per diluted share	0.08	0.07	0.24	0.20

Adjusted net income per diluted share	$0.62	$0.48	$1.70	$1.41

Reconciliation of Net Service Revenues to Adjusted Net Service Revenues: (4)
Net service revenues	$169,803	$137,716	$458,749	$378,449
Revenues associated with the closure of certain sites	—	—	—	(2)

Adjusted net service revenues	$169,803	$137,716	$458,749	$378,447

(1)

We define Adjusted EBITDA as earnings before interest expense, interest income, other non-operating income, taxes, depreciation, amortization, M&A expenses, stock-based compensation expense, severance and other non-recurring costs and gain on the sale of ADS. Adjusted EBITDA is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

(2)

We define Adjusted net income as net income before interest income from the state of Illinois, M&A expenses, stock-based compensation expense, severance and other non-recurring costs and gain on the sale of ADS. Adjusted Net Income is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

(3)

We define Adjusted diluted earnings per share as earnings per share, adjusted for interest income from the State of Illinois, M&A expenses, stock compensation expense, severance and other non-recurring costs and gain on the sale of ADS. Adjusted diluted earnings per share is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

(4)

We define Adjusted net service revenues as revenue adjusted for the closure of certain sites. Adjusted net service revenues is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

-MORE-